Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 60, National Trust 348, New Jersey Trust 165 and New York Trust 223:

We consent to the use of our report dated February 20, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

February 20, 2003